Exhibit 10.22

FOURTH AMENDMENT TO THE

INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II

(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made on the date written below by the Administrative Committee of the Plan (the “Administrative Committee”).

W I T N E S S E T H :

WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, the Administrative Committee desires to amend the Plan to fully vest those participants who remain employed by Bentley Prince Street Holdings, Inc. immediately following its purchase of Bentley Prince Street, Inc. from Interface Americas Holdings, LLC (the Affected Participants”); and

WHEREAS, the Administrative Committee desires to amend the Plan to terminate and liquidate the Plan with respect to the Affected Participants in accordance with Section 409A of the Internal Revenue Code and Treasury Regulation Section 1.409A-3(j)(4)(ix)(B);

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of the sale of Bentley Prince Street, Inc. by Interface Americas Holdings, LLC to Bentley Prince Street Holdings, Inc.:

1.	The Account of each Affected Participants is 100 percent vested.

2.	In accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), the Plan is terminated with respect to the Accounts of all Affected Participants.

3.	In accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), all Accounts of all Affected Participants will be distributed to such Affected Participants within 12 months following the effective date of this Amendment.

4.	Except as specified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee has caused the following duly authorized member of the Administrative Committee to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

8/9/12	/s/ Raymond S. Willoch
Date